UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 7, 2023

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX 78215

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on July 18, 2023, RiskOn International, Inc. (the “Company”) was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Form 10-K”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) which requires that a listed company’s stockholders’ equity be at least $2.5 million. As reported on its Form 10-K, the Company’s stockholders’ equity as of March 31, 2023 was approximately $(13.9) million. The Company was provided 45 calendar days, or until September 1, 2023, to submit a plan to regain compliance with the Equity Rule.

On August 25, 2023, the Company submitted a plan of compliance to Nasdaq to regain compliance with the Equity Rule by no later than 180 days after July 18, 2023 (the “Plan”). The Company also submitted revised versions of this Plan on September 6, 2023 and September 14, 2023 (collectively, the “Compliance Plans”) detailing the actions the Company would take to regain compliance with the Equity Rule.

On December 1, 2023, Nasdaq notified the Company that it had rejected the Company’s Compliance Plans, citing the lack of a definitive strategy to promptly comply with the ongoing listing standards and to maintain such compliance long-term. As a result, unless the Company requests an appeal of this determination, the Staff has determined that the Company’s common stock will be scheduled for delisting from the Nasdaq Capital Market and will be suspended at the opening of business on December 12, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company will request an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which is required to be submitted electronically no later than December 8, 2023. The hearing request will stay the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the Panel’s decision, and the Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “ROI.” There can be no assurance as to the success or outcome of the appeal to the Panel.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Equity Rule and the Company’s ability to successfully appeal to the Panel. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will cure the stockholders’ deficiency during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, that the Company has and expects to continue to incur significant losses and negative cash flow, the Company’s need for additional funding, which may not be available, the absence of any significant revenue generated from the Company’s core business of the nascent Bitnile.com platform, the Company’s evolving business model, and the other important factors described under the caption “Risk Factors” in the Form 10-K filed with the SEC on July 14, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: December 7, 2023	/s/ Henry Nisser
Henry Nisser
President and General Counsel